AMENDED AND RESTATED BY-LAWS
OF
ORRSTOWN FINANCIAL SERVICES, INC.
(as of January 24, 2013)

ARTICLE I – OFFICES

Section 1-1.   Registered Office.  The registered office of the corporation shall be located within the Commonwealth of Pennsylvania, at such place as the Board of Directors shall, from time to time, determine.

Section 1-2.   Other Offices.  The corporation may also have offices at such other places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may, from time to time, determine.

ARTICLE II – SHAREHOLDERS’ MEETINGS

Section 2-1.   Place of Shareholders’ Meetings.  Meetings of shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors.  If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the registered office of the corporation.

Section 2-2.   Annual Meeting.  A meeting of the shareholders of the corporation shall be held in each calendar year, on such date and at such time as the Board of Directors may determine.  At such annual meeting, there shall be held an election of Directors.

Section 2-3.   Notice for Nominations and Proposals.

(a)           Nominations of candidates for election as directors at any annual meeting of shareholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any shareholder entitled to vote at such annual meeting.  Only persons nominated in accordance with the procedures set forth in paragraph (b) of this Section 2-3 shall be eligible for election as directors at an annual meeting.  Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in paragraph B shall be provided for use at the annual meeting.

(b)           Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this paragraph (b) of Section 2-3.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the corporation.  Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of corporation stock which are beneficially owned (as such beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A and information which would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of corporation stock which are beneficially owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.  At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

(c)           The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of paragraph (b) of this Section 2-3.  If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 2-3 in any material respect, the Secretary of the corporation shall notify such shareholder of the deficiency in the notice.  The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the  Board of Directors or such committee shall reasonably determine.  If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 2-3 in any material respect, then the Board of Directors may reject such shareholder’s nomination.  The Secretary of the corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 2-3.  Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Section 2-3.  If the presiding officer determines that a nomination was made in accordance with the terms of this Section 2-3, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2-3, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

(d)           At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of, (i) the Board of Directors or (ii) any shareholder of the corporation who complies with all the requirements set forth in this paragraph (d) of Section 2-3.  Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this paragraph (d).  For shareholder proposals to be considered at the annual meeting of shareholders, the shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days prior to the anniversary date of the mailing of notice for the immediately preceding annual meeting of shareholders of the corporation.  Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the corporation stock that are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have).

(e)           The Board of Directors may reject any shareholder proposal not timely made in accordance with the terms of paragraph (d) of this Section 2-3.  If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of paragraph (d) in any material respect, the Secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice.  The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of paragraph (d) of this Section 2-3 in any material respect, then the Board of Directors may reject such shareholder’s proposal.  The Secretary of the corporation shall notify a shareholder in writing whether such shareholder’s proposal has been made in accordance with the time and informational requirements of paragraph (d) of this Section 2-3. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any shareholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of paragraph (d) of this Section 2-3.  If the presiding officer determines that a shareholder proposal was made in accordance with the terms of paragraph (d) of this Section 2-3, such person shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of paragraph (d) of this Section 2-3, such person shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

Section 2-4.    Special Meetings.  Special meetings of the shareholders may be called at any time:

(a)           By the Chairman of the Board, or in his absence, the Vice Chairman, if there is one; or

(b)           By the President of the corporation; or

(c)           By a majority of the Board of Directors; or

(d)           By shareholders entitled to cast at least twenty percent (20%) of the votes which shareholders are entitled to cast at the meeting.

Upon the written request of any person or persons entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to fix the date of such meeting to be held at such time, not less than five (5) nor more than sixty (60) days after the receipt of such request, as the Secretary may determine, and to give due notice thereof.  If the Secretary shall neglect or refuse to fix the date of such meeting and to give notice thereof within five (5) days after receipt of such request, the person or persons calling the meeting may do so.

Section 2-5.   Notices of Shareholders’ Meetings.  Written notice stating the date, place and hour and, if required by law or these By-laws, the purpose, of any meeting of the shareholders, shall be given to each shareholder of record entitled to vote at the meeting at least five (5) days prior to the day named for the meeting, unless otherwise required by law.  Such notices may be given at the discretion of, or in the name of, the Board of Directors, President, Vice President, Secretary or Assistant Secretary.  When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 2-6.   Quorum of and Action by Shareholders.  Unless otherwise provided in the Articles of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise specifically provided by law, the acts, at a duly organized meeting of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast, shall be the acts of the shareholders.

The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this section or in the Articles of Incorporation, shall nevertheless constitute a quorum for the purpose of electing Directors.

Section 2-7.   Voting.  The officer or agent having charge of the transfer books of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each.  The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

At all shareholders’ meetings, shareholders entitled to vote may attend and vote either in person or by proxy.  All proxies shall be in writing, executed by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the corporation.  A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until the notice thereof has been given to the Secretary of the corporation.  No unrevoked proxy shall be valid after eleven (11) months from the date of execution, unless a longer time is expressly provided therein; but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution.

Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares.  The Judge or Judges of Election or, if none, the Secretary of the meeting, shall tabulate and certify the results of such vote.

Section 2-8.    Participation in Meetings by Conference Telephone.  Any shareholder who is otherwise entitled to participate in any meeting of the shareholders may attend, be counted for the purposes of determining a quorum and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 2-9.    Action by Unanimous Consent of Shareholders.  Any action which may be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.  Insertion in the minute book of the corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.  Written consents by all of the shareholders executed pursuant to this section may be executed in any number of counterparts and shall be deemed effective as of the dates set forth therein.

ARTICLE III – BOARD OF DIRECTORS

Section 3-1.

(a)           Number.  The Board of Directors shall consist of not less than nine (9) and not more than fifteen (15) members, as determined from time to time by resolution of the Board of Directors approved by at least seventy-five percent (75%) of the number of directors entitled to vote thereon.

(b)           Term of Directors.  The directors of the corporation shall be divided into three classes: Class A, Class B and Class C.  The number of directors in each class shall be as nearly equal as possible.  At each annual election of directors, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors.  Each director shall serve and hold office until his successor is elected and qualified, or until his earlier resignation or removal.

Section 3-2.   Place of Meeting.  Meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

Section 3-3.   Regular Meetings.  A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders, at the place where such meeting of the shareholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate.  At such meeting, the Board of Directors shall elect officers of the corporation.  In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

Section 3-4.   Special Meetings.  Special meetings of the Board of Directors shall be held whenever ordered by the President, by a majority of the executive committee, if any, or by a majority of the Directors in office.

Section 3-5.   Participation in Meetings by Conference Telephone.  Any Director may participate in any meeting of the Board of Directors or of any committee (provided he is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of conference telephone or other similar communications equipment by means of which all persons on the meeting can hear each other.

Section 3-6.   Notices of Meeting of Board of Directors.

(a)           Regular Meetings.  No notice shall be required to be given of any regular meeting, unless the same is held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these By-laws, in which event one (1) day’s notice shall be given of the time and place of such meeting.

(b)           Special Meetings.  Written notice stating the date, place and hour of any special meeting of the Board of Directors shall be given at least one (1) day prior to the date named for the meeting.

Section 3-7.   Quorum.  A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be considered as the acts of the Board of Directors.  If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

Section 3-8.   Informal Action by the Board of Directors.  Any action which may be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors, or members of the committee, as the case may be, and shall be filed with the Secretary of the corporation.  Insertion in the minute book of the corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.  Written consents by all of the Directors or the members of any committee of the Board of Directors executed pursuant to this section may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

Section 3-9.   Powers.

(a)           General Powers.  The Board of Directors shall have all the power and authority granted by law to the Board, including all powers necessary or appropriate to the management of the business and affairs of the corporation.

(b)           Specific Powers.  Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles and these By-laws of the corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

(i)           To confer upon any officer or officers of the corporation the power to choose, remove or suspend assistant officers, agents or servants.

(ii)          To appoint any person, firm or corporation to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

(iii)         To appoint a person or persons to vote shares of another corporation held and owned by the corporation.

(iv)          By resolution adopted by a majority of the whole Board of Directors, to designate one (1) or more committees, each committee to consist of two (2) or more of the Directors of the corporation.  To the extent provided in any such resolution, and to the extent permitted by law, a committee so designated shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the corporation.  The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  If specifically granted this power by the Board in its resolution establishing the committee, in the absence or disqualification of any member and all designated alternates of such committee or committees or if the whole Board of Directors has failed to designate alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

(v)           To fix the place, time and purpose of meetings of shareholders.

(vi)          To fix the compensation of Directors and officers for their services.

Section 3-10.   Removal of Directors by Shareholders.  The entire Board of Directors or a class of the Board of Directors, where the Board of Directors is classified with respect to the power to elect Directors, or any individual Director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of Directors or such class of Directors.  In case the Board of Directors or such class of the Board of Directors or any one or more Directors is so removed, new Directors may be elected at the same time.

Section 3-11.   Vacancies.  Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled only by a majority of the remaining members of the Board of Directors though less than a quorum, unless there are no remaining Directors, in which case vacancies may be filled by the shareholders entitled to cast a majority of the votes thereon, and each person so elected shall hold office for a term expiring a the annual meeting of shareholders at which the term of the class to which the Director has been chosen expires, or until his earlier resignation or removal.

Section 3-12.  Residency Requirement. Each Director of the corporation must, at all times, maintain a permanent primary residence within a 50 mile radius of the corporation's administrative office located at 77 East King Street, Shippensburg, Pennsylvania.  This requirement shall become effective after adoption of these amended and restated By-laws by the Board, but shall not apply to existing directors immediately prior thereto.

Section 3-13.  Minimum Share Requirement. Each Director of the corporation must be a shareholder of the corporation and own at least three thousand five hundred (3,500) shares of the corporation's common stock.

Section 3-14.  Affiliations With Other Depository Institutions.  A person is not eligible to serve as a Director of the corporation if he or she is a “management official” of another “depository institution” or “depository holding company” as those terms are defined in 12 C.F.R. §212.2 of the Regulations of the Board of Governors of the Federal Reserve System.  If elected as a Director of the corporation, a person may not thereafter serve or agree to serve as a management official of another depository institution or depository holding company unless and until his or her term as a Director of the corporation has expired.

Section 3-15.  Eligibility Requirement.  A person is not eligible to serve as a Director of the corporation if he or she: (a) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (b) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (c) has been found, either by any federal or state regulatory agency whose decision is final and not subject to appeal or by a court, to have (i) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (ii)

breached a fiduciary duty involving personal profit; or (d) has been nominated as a Director of the corporation by a person who would be disqualified from serving as a Director of this corporation under Section 3-15(a), (b) or (c) of these By-Laws.

Section 3-16.  Age Limitation.  Each Director of the corporation shall be under the age of seventy five (75) years as of the first day of any term for which such person is elected to serve as a Director of the corporation.  Any Director who reaches the age of seventy five (75) years during such Director’s term as a member of the Board of Directors shall continue to serve as a Director of the corporation until the end of such term, at which time the Director will no longer be eligible to serve as a Director of the corporation.

ARTICLE IV – OFFICERS

Section 4-1.   Election and Office.  The corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors.  The Board of Directors may elect as additional officers a Chairman of the Board of Directors, one (1) or more Vice Presidents, and one (1) or more other officers or assistant officers.  Any number of offices may be held by the same person.

Section 4-2.   Term.  The officers and assistant officers shall each serve at the pleasure of the Board of Directors and until the annual meeting of the Board of Directors following the next annual meeting of shareholders unless removed from office by the Board of Directors during their respective tenures.

Section 4-3.   Powers and Duties of the President.  Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the corporation.  In the exercise of these duties and subject to the limitations of the laws of the Commonwealth of Pennsylvania, these By-laws, and the actions of the Board of Directors, he may appoint, suspend, and discharge employees, agents and assistant officers, may fix the compensation of all officers and assistant officers, and shall preside at all meetings of the shareholders at which he shall be present, unless there is a Chairman of the Board of Directors.  He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which the corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the corporation might have possessed and exercised.

Section 4-4.   Powers and Duties of the Secretary.  Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors, shareholders and all committees, in books provided for that purpose, and for the giving and serving of all notices for the corporation.  He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct.  He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

Section 4.5.   Powers and Duties of the Treasurer.  Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the corporation which may come into his hands.  When necessary or proper, unless otherwise determined by the Board of Directors, he shall endorse for collection on behalf of the corporation checks, notes, and other obligations, and shall deposit the same to the credit of the corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the corporation.  He shall sign all checks made by the corporation, except when the Board of Directors shall otherwise direct.  He shall be responsible for the regular entry in books of the corporation to be kept for such purpose, full and accurate account of all funds and securities received and paid by him on account of the corporation.  Whenever required by the Board of Directors, he shall render a statement of the financial condition of the corporation.  He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.  He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

Section 4-6.   Powers and Duties of the Chairman of the Board of Directors.  Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors.  He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

Section 4-7.   Powers and Duties of Vice Presidents and Assistant Officers.  Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer.  Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors, Vice Presidents may be designated as having responsibility for a specific area of the corporation’s affairs, in which event such Vice President shall be superior to the other Vice Presidents in relation to matters within his area.  The President shall be the superior officer of the Vice Presidents.  The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

Section 4-8.   Delegation of Office.  The Board of Directors may delegate the powers or duties of any officer of the corporation to any other person from time to time.

Section 4-9.   Vacancies.  The Board of Directors shall have the power to fill any vacancies in any office occurring for whatever reason.

ARTICLE V – CAPITAL STOCK

Section 5-1.   Share Certificates.  Every share certificate shall be signed by the Chairman of the Board or the President or Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

Section 5-2.   Transfer of Shares.  Transfer of shares shall be made on the books of the corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

Section 5-3.   Determination of Shareholders of Record.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders.  Such date in any case shall be not more than ninety (90) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 5-4.   Lost Share Certificates.  Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the corporation his bond of indemnity with an acceptable surety; and (b) satisfy such other reasonable requirements as may be imposed by the corporation.  Thereupon, a new share certificate shall be issued to the registered owner or his assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefore and issuance thereof have been made before the corporation has notice that such shares have acquired by a bona fide purchaser.

Section 5-5.   Uncertificated Shares.  Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.  The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class shall be identical.  Notwithstanding anything herein to the contrary, the other provisions of Article V of these By-laws to the extent inconsistent with uncertificated shares shall not apply to uncertificated shares and, in lieu thereof, the Board of Directors shall adopt alternative procedures.

ARTICLE VI – NOTICES; COMPUTING TIME PERIODS

Section 6-1.   Contents of Notice.  Whenever any notice of a meeting is required to be given pursuant to these By-laws or the Articles of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders or where otherwise required by law, the general nature of the business to be transacted at such meeting.

Section 6-2.   Method of Notice.  All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice.  If notice is sent by mail or telegraph it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission.

Section 6-3.   Computing Time Periods.  In computing the number of days for purposes of these By-laws, all days shall be counted, including Saturdays, Sundays or holidays, provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.  In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted by the day set for the meeting shall not be counted.

ARTICLE VII – LIMITATION OF DIRECTORS’ LIABILITY AND
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 7-1.   Limitation of Directors’ Liability.  No Director of the corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Director has breached or failed to perform the duties of his or her office under Section 8363 of the Pennsylvania Directors’ Liability Act (relating to standard of care and justifiable reliance), and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, State or Federal law.

Section 7-2.   Indemnification and Insurance.

(a)           Indemnification of Directors and Officers.

(i)           Each Indemnitee (as defined below) shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below).  No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(ii)           The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

(iii)           Indemnification pursuant to this Section shall continue as to an Indemnitee  who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

(iv)           For purposes of this Article, (A) “Indemnitee” shall mean each Director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving in any capacity at the request or for the benefit of the corporation Director, officer, employee, agent, partner, or fiduciary or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative.

(b)           Indemnification of Employees and Other Persons.  The corporation may, be action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.  To the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(c)           Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation’s Articles of Incorporation or By-laws, agreement, vote of shareholders or Directors, or otherwise.

(d)           Insurance.  The corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person under Pennsylvania or other law.  The corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

(e)           Fund for Payment of Expenses.  The corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles of Incorporation, by agreement, vote of shareholders or Directors, or otherwise.

Section 7-3.   Amendment.  The provisions of this Article relating to the limitation of Directors’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section.  Notwithstanding any other provision of these By-laws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these By-laws, no repeal or amendment of these By-laws shall affect any or all of this Article so as either to reduce the limitation of Directors’ liability or limit indemnification or the advancement of expenses, in any manner unless adopted by (a) the unanimous vote of the Directors of the corporation then serving, or (b) the affirmative vote of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 7-4.   Changes in Pennsylvania Law.  References in this Article to Pennsylvania law or to any provision thereof shall be to such law (including without limitation the Directors’ Liability Act) as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII – FISCAL YEAR

The Board of Directors shall have the power by resolution to fix the fiscal year of the corporation.  If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX – AMENDMENTS

The shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these By-laws, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose.  The Board of Directors, by a majority vote of those voting, shall have the power to alter, amend, and repeal these By-laws, at any regular or special meeting duly convened after notice of such purpose, subject always to the power of the shareholders to further alter, amend or repeal these By-laws.

ARTICLE X – INTERPRETATION OF BY-LAWS

All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the Pennsylvania Business Corporation Law, as amended, and as amended from time to time hereafter.

ARTICLE XI – MINUTE AND STOCK BOOKS AND CORPORATE SEAL

Section 11-1.   Location and Maintenance of Minute Book.  The Board of Directors may by resolution direct that the minute book be kept by someone other than the Secretary of the corporation.  However, a resolution of the Board of Directors shall not be required if the minute book is to be kept and maintained by Counsel for the corporation.  Minutes of meetings of the Shareholders, the Board of Directors, any committee of the Board of Directors and any written consent in lieu of such a meeting shall be effective if filed in the minute book whether or not the minute book is maintained by the Secretary or Counsel for the corporation.

Section 11-2.   Location and Maintenance of Stock Book.  The Board of Directors may by resolution direct that the stock certificates, stock ledgers, transfer books and corporate seal may be by someone other than the Secretary of the corporation.  However, a resolution of the Board of Directors shall not be required if said items are to be kept and maintained by an officer or employee of the corporation at the offices of the corporation.